EXHIBIT 31.2

CERTIFICATION

I, Kenneth Gayron, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Avid Technology, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	March 27, 2020	/s/ Kenneth Gayron
Kenneth Gayron
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)